As filed with the Securities and Exchange Commission on March 15, 2016 Registration No. 333-209904
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S‑8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FLUIDIGM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware		77-0513190
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
7000 Shoreline Court, Suite 100 South San Francisco, California 94080
(Address of principal executive offices, including zip code)

2011 Equity Incentive Plan
(Full title of the plan)

Gajus V. Worthington President and Chief Executive Officer 7000 Shoreline Court, Suite 100 South San Francisco, California 94080 (650) 266-6000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Robert F. Kornegay Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer ☒ Non-accelerated filer ☐ (Do not check if a smaller reporting company)		Accelerated filer ☐ Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Fluidigm Corporation (the "Registrant"), filed with the Securities and Exchange Commission on March 3, 2016 (File No. 333-209904), is being filed solely for the purpose of submitting the exhibits included therein as separate exhibits.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.  Exhibits.

Exhibit Number	Description
4.1
Specimen Common Stock Certificate of the Registrant, which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-170965), filed with the Commission on February 7, 2011.

4.2
2011 Equity Incentive Plan and related form agreements, which is incorporated herein by reference to Exhibit 10.4 and 10.4A to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-170965), filed with the Commission on January 28, 2011.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (previously filed).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-209904) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 15, 2016.
Fluidigm Corporation
By:    /s/ Vikram Jog
Vikram Jog
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(*)	President, Chief Executive Officer, and Director	March 15, 2016
Gajus V. Worthington	(Principal Executive Officer)
/s/ Vikram Jog	Chief Financial Officer	March 15, 2016
Vikram Jog	(Principal Financial and Accounting Officer)
(*)	Chairman of the Board of Directors	March 15, 2016
Samuel D. Colella
(*)	Director	March 15, 2016
Gerhard F. Burbach
(*)	Director	March 15, 2016
Evan Jones
(*)	Director	March 15, 2016
Patrick S. Jones
(*)	Director	March 15, 2016
John A. Young
(*) By: /s/ Vikram Jog		March 15, 2016
Vikram Jog Attorney-In-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1
Specimen Common Stock Certificate of the Registrant, which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-170965), filed with the Commission on February 7, 2011.

4.2
2011 Equity Incentive Plan and related form agreements, which is incorporated herein by reference to Exhibit 10.4 and 10.4A to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-170965), filed with the Commission on January 28, 2011.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (previously filed).